UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. ________)

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CPI AEROSTRUCTURES, INC.

(Name of Registrant as Specified in its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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CPI AEROSTRUCTURES, INC.
91 Heartland Blvd.
Edgewood, New York 11717
(631) 586-5200

Notice of Annual Meeting of Shareholders to be held on December 13, 2022

To the Shareholders of CPI Aerostructures, Inc.:

You are cordially invited to attend the annual meeting of shareholders of CPI Aerostructures, Inc. to be held on Tuesday, December 13, 2022, at 1:30 p.m. at our offices at 91 Heartland Boulevard, Edgewood, New York 11717.

At the annual meeting, you will be asked to consider and act upon the following matters:

(1)To elect three Class III directors to serve until the term of our Class III directors ends in 2025;

(2)To approve, on an advisory basis, the compensation of our named executive officers;

(3)To ratify the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and

(4)To transact such other business as may properly come before the annual meeting of shareholders and any and all postponements or adjournments thereof.

Only shareholders of record at the close of business on October 20, 2022 will be entitled to notice of, and to vote at, the annual meeting of shareholders and any postponements or adjournments thereof.

Please read the enclosed proxy statement carefully because it contains information relevant to the actions to be taken at the annual meeting.

Even if you plan to attend the annual meeting in person, we encourage you to vote your shares in advance by following the voting instructions provided. Every vote is important, and we look forward to hearing from you.

By Order of the Board of Directors

Dorith Hakim, Chief Executive Officer
Edgewood, New York
October 25, 2022

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON DECEMBER 13, 2022

Our 2022 Annual Meeting Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 are available at https://www.cstproxy.com/cpiaero/2022. The board of directors of CPI Aerostructures, Inc. is soliciting proxies to be voted at our 2022 annual meeting of shareholders on December 13, 2022. We expect that the notice of internet availability of the proxy materials will be mailed and made available to shareholders of record as of October 20, 2022, beginning on or about October 27, 2022.

PROXY STATEMENT

Annual Meeting of Shareholders
to be held on December 13, 2022

This proxy statement and the accompanying proxy materials are furnished to shareholders of CPI Aerostructures, Inc. (the “Company”, “we”, or “us”) in connection with the solicitation of proxies by our board of directors for use in voting at our 2022 annual meeting of shareholders (the “Annual Meeting”) to be held at our offices at 91 Heartland Boulevard, Edgewood, New York 11717, on Tuesday, December 13, 2022, at 1:30 p.m., and at any and all postponements or adjournments thereof.

We expect that the notice of internet availability of the proxy materials will be mailed and made available to shareholders of record as of October 20, 2022, beginning on or about October 27, 2022. We are bearing all costs of this solicitation.

What matters am I being asked to vote on?

You are being asked to vote on the following matters:

(1)To elect three Class III directors to serve until the term of our Class III directors ends in 2025;

(2)To approve, on an advisory basis, the compensation of our named executive officers;

(3)To ratify the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and

(4)To transact such other business as may properly come before the Annual Meeting and any and all postponements or adjournments thereof.

What are the recommendations of the board of directors?

Our board of directors recommends that you vote:

✓“FOR” the election of the director nominees named in this proxy statement;

✓“FOR” the advisory approval of executive compensation; and

✓“FOR” the ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm.

Why did I receive a Notice of Internet Availability?

To conserve natural resources and reduce costs, we are sending shareholders a Notice of Internet Availability of Proxy Materials, as permitted by Securities and Exchange Commission (“SEC”) rules. The notice explains how you can access our proxy materials over the internet, how to obtain printed copies if you prefer, and how to vote on the matters being presented to our shareholders.

Who is entitled to vote?

Holders of our common stock as of the close of business on October 20, 2022, the record date, are entitled to vote at the Annual Meeting. As of the record date, we had 12,383,427 shares of common stock issued and outstanding, which is our only class of voting securities outstanding. Each holder of our common stock is entitled to one vote for each share held on the record date. There is no cumulative voting.

How do I attend the Annual Meeting?

In-person attendance at the Annual Meeting is limited due to COVID-19 precautions we believe are appropriate out of concern for the safety of the Company’s shareholders, officers, directors, and employees. If you would like to attend the Annual Meeting in person, you must reserve your attendance at least two business days in advance of the Annual Meeting by contacting us by email at AnnualShareholderMeeting@cpiaero.com. Reservations will be accepted in the order in which they are received.

For security reasons, please be prepared to show a form of government-issued photo identification upon arrival. If you do not reserve your attendance in advance, you will be admitted only if space is available and you provide photo identification and satisfactory evidence that you were a shareholder as of the record date. We encourage attendees of the Annual Meeting to wear a face mask. Any social distancing and local and state requirements concerning occupancy and other COVID-19 precautions that may be in place at the time of the Annual Meeting will be enforced.

How do I submit my vote?

Record holders can vote their shares by the following methods:

•By Internet. You can submit a proxy over the internet to vote your shares by following the instructions provided either in the notice of internet availability of proxy materials or on the proxy card or voting instruction form you received if you requested a full set of the proxy materials by mail or email.

• By Telephone. If you requested a full set of proxy materials by mail or email, you can submit a proxy over the telephone by following the instructions provided on the proxy card or voting instruction form accompanying the proxy materials you received. If you received a notice of internet availability of proxy materials only, you can submit a proxy over the telephone to vote your shares by following the instructions at the internet web address referred to in the notice;

•By Mail. If you requested and received a full set of the proxy materials by mail or email, you can submit a proxy by mail to vote your shares by completing, signing, and returning the proxy card or voting instruction form accompanying the proxy materials you received; or

•In Person. You may attend the Annual Meeting and vote in person using the ballot provided to you at the Annual Meeting, provided that you have registered in advance. See “How do I attend the Annual Meeting?” above.

Beneficial owners of shares held in street name may instruct their bank, broker, or other nominee how to vote their shares. Beneficial owners should refer to the materials provided to them by their bank, broker, or other nominee for information on communicating these voting instructions. Beneficial owners may not vote their shares in person at the Annual Meeting unless they obtain a legal proxy from the shareholder of record, present it to the inspector of election at the Annual Meeting, and produce valid identification. Beneficial owners should contact their bank, broker, or other nominee for instructions regarding obtaining a legal proxy.

Whether or not you plan to attend the Annual Meeting, please vote as soon as possible.

What is the difference between a “record holder” and a “beneficial owner” of the Company’s common stock?

If your shares are registered in your name with the Company’s transfer agent, Continental Stock Transfer and Trust Company, then you are considered the record holder for those shares. If you are the record holder of your shares, you have the right to vote your shares by proxy or to attend the Annual Meeting and vote in person.

If your shares are held through a bank, broker, or other nominee, then you are considered to hold your shares in “street name.” While you are the “beneficial owner” of those shares, you are not considered the record holder. As the beneficial owner of shares of the Company’s common stock, you have the right to instruct your bank, broker, or other nominee how to vote your shares. However, since you are not the record holder of your shares, you may not vote these shares in person at the Annual Meeting unless you obtain a legal proxy from the shareholder of record. You must bring this legal proxy to the Annual Meeting, present it to the inspector of election and produce valid identification. If you hold your shares in street name, your bank, broker, or other holder of record will not be permitted to vote on your behalf on certain matters, including with respect to the election of our directors, unless it receives voting instructions from you. To ensure that your vote is counted, please communicate your voting instructions to your broker, bank, or other holder of record before the Annual Meeting, or obtain a legal proxy and arrange to attend the Annual Meeting.

What is the effect of giving a proxy?

The persons named on the proxy card that accompanies this proxy statement have been designated as proxies by our board of directors. If you are a record holder and return the proxy card in accordance with the procedures set forth in this proxy statement, the persons designated as proxies by our board of directors will vote your shares at the Annual Meeting as specified in your proxy.

If you are a record holder and submit your proxy in accordance with the procedures set forth in this proxy statement but you do not provide any instructions as to how your shares should be voted, your shares will be voted FOR the election of the director nominees (Proposal 1), FOR the advisory approval of executive compensation (Proposal 2) and FOR the ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 (Proposal 3).

If you give your proxy, your shares also will be voted in the discretion of the persons designated as proxies with respect to any other matters properly brought before the Annual Meeting and any postponements or adjournments thereof. If any other matters are properly brought before the Annual Meeting, the persons designated as proxies will vote the proxies in accordance with their best judgment.

May I change my vote after I give my proxy?

You may revoke your proxy at any time before it is exercised by:

•delivering written notification of your revocation to our corporate secretary at CPI Aerostructures, Inc., 91 Heartland Blvd., Edgewood, New York 11717;

•delivering another proxy bearing a later date; or

•voting in person at the Annual Meeting.

Please note that your attendance at the Annual Meeting will not alone serve to revoke your proxy.

What is a quorum?

A quorum is the minimum number of shares required to be present at the Annual Meeting for the meeting to be properly held under our bylaws and New York law. The presence, in person or by proxy, of a majority of the votes entitled to be cast at the Annual Meeting will constitute a quorum. In certain instances, shares which are not considered present and entitled to vote on a particular matter will count for purposes of determining the presence of a quorum. For example, a proxy submitted by a shareholder may indicate that all or a portion of the shares represented by the proxy are not being voted (“shareholder withholding”), or that the shareholder is abstaining, with respect to a particular matter. Similarly, a broker may not be permitted to vote (“broker non-vote”) with respect to shares held in street name on a particular matter in the absence of instructions from the beneficial owner of the shares. The shares which are not being voted on a particular matter due to either shareholder withholding, abstention, or broker non-vote will not be considered shares present and entitled to vote on that matter but will count for purposes of determining the presence of a quorum if the shares are being voted with respect to any other matter at the Annual Meeting. If the proxy indicates that the shares are not being voted on any matter at the Annual Meeting, the shares will not be counted for purposes of determining the presence of a quorum.

How many votes are needed for approval of each matter?

The election of the director nominees. Under Section 614(a) of the New York Business Corporation Law and the Company’s bylaws, the election of the director nominees requires a plurality vote of the votes cast at the Annual Meeting. “Plurality” means that the individual who receives the largest number of votes cast “FOR” is elected as director. Consequently, any shares not voted “FOR” such nominee, whether because of a direction of the shareholder to withhold authority or a broker non-vote, will not have any effect on the election.

Advisory approval of executive compensation (“Say on Pay”). The results of the Say on Pay vote are advisory and non-binding on our board of directors. Under Section 614(b) of the New York Business Corporation Law, a vote “FOR” the Say on Pay proposal by a majority of the votes cast at the Annual Meeting with respect to such proposal will constitute the shareholders’ non-binding approval of our current executive compensation and related policies and procedures. Abstentions and broker non-votes will not be counted in determining the number of votes required for a majority and will therefore have no effect on the outcome of this matter.

Ratification of independent registered public accounting firm. Under Section 614(b) of the New York Business Corporation Law, the ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022, must be approved by a majority of the votes cast at the Annual Meeting with respect to the proposal. Abstentions will not be counted in determining the number of votes required for a majority and will therefore have no effect on the outcome. Brokerage firms do have authority to vote customers’ shares on this proposal in the absence of instructions from the beneficial owner of the shares. To the extent any brokerage firms do not vote on this proposal, such broker non-votes will not have any effect on the outcome of this matter.

PROPOSAL 1 — ELECTION OF DIRECTOR NOMINEES

Our board of directors is divided into three classes with one class of directors being elected in each year and each class serving a three-year term. The term of office of our Class III directors expires at the Annual Meeting. Our board of directors has nominated Carey Bond and Michael Faber for re-election and Dorith Hakim (who was appointed to fill a vacancy on the board and as our chief executive officer and president) for election, as Class III directors.

Unless otherwise specified by you when you give your proxy, the shares subject to your proxy will be voted “FOR” the election of Mr. Bond, Mr. Faber and Ms. Hakim as Class III directors. In case any director nominee becomes unavailable for election to our board of directors, an event which is not anticipated, the proxy holders, or their substitutes, shall have full discretion and authority to vote or refrain from voting your shares for any other person in accordance with their best judgment. Biographical information about the director nominees and the entire board of directors can be found under the heading “Directors, Executive Officers, and Corporate Governance” below.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
“FOR” THE DIRECTOR NOMINEES.

PROPOSAL 2 – SAY ON PAY

At the Annual Meeting, shareholders will vote on the following resolution:

RESOLVED, that the shareholders of CPI Aerostructures, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company’s 2022 Annual Meeting of Shareholders.

Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and rules promulgated by the SEC thereunder, enable our shareholders to vote to approve, on an advisory basis, the compensation of our Chief Executive Officer and our two highest-paid executive officers other than the Chief Executive Officer (collectively, our “Named Executive Officers”) as disclosed in this proxy statement in accordance with the SEC’s rules. Our compensation policies are intended to ensure that executive compensation is competitive yet reasonable, supportive of organizational objectives and shareholder interests, and designed to align the interests of executive officers with the Company’s long-term performance and increase shareholder value. An explanation of our policies and procedures in determining executive compensation is found below under the heading “Executive Officer Compensation” and specific information regarding the current compensation of our Named Executive Officers is found in the compensation tables included below.

The Say on Pay vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers. We believe that the executive compensation as disclosed in our tabular disclosures and other narrative executive compensation disclosure in this proxy statement aligns with our compensation policies.

The Say on Pay vote is advisory, and therefore not binding on the Company, our board of directors, or the Compensation and Human Resources Committee. Although non-binding, the board of directors and the Compensation and Human Resources Committee will carefully review and consider the voting results when evaluating our executive compensation program. At the 2018 Annual Meeting, the Company’s shareholders approved, on an advisory basis, that future advisory resolutions on the Company’s named executive officer compensation be conducted every year. The Company considered the outcome of this advisory vote and determined that the Company will conduct annual Say-on-Pay resolutions until the next advisory shareholder vote on this matter is required under Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or until the board of directors otherwise determines that a different frequency for such votes is in the best interest of the Company’s shareholders. As a matter of policy, the Compensation and Human Resources Committee has decided to take into consideration the results of the most recent Say on Pay vote when making compensation decisions and reviewing its compensation policies and practices.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
“FOR” THE APPROVAL OF THE COMPANY’S COMPENSATION
OF ITS NAMED EXECUTIVE OFFICERS.

PROPOSAL 3 — RATIFICATION OF THE APPOINTMENT OF
OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit and Finance Committee is directly responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm that audits our financial statements. The Audit and Finance Committee has selected RSM US LLP (“RSM”) as our independent registered public accounting firm for 2022. The Audit and Finance Committee annually reviews the independence and performance of our independent registered public accounting firm in deciding whether to retain the firm or engage a different independent registered public accounting firm. This review includes, among other things, consideration of historical and recent performance on our audit, the firm’s capability, and expertise in handling the breadth and complexity of our operations, the appropriateness of fees for audit and non-audit services, both on an absolute basis and as compared to its peer firms, and independence and tenure as our independent registered public accounting firm.

We propose that shareholders ratify the appointment of RSM as our independent registered public accounting firm for the fiscal year ending December 31, 2022. We expect that representatives of RSM will be present at the Annual Meeting and that they will be available to respond to appropriate questions submitted by shareholders at the Annual Meeting. RSM will have the opportunity to make a statement if they desire to do so.

The audit report of RSM on the consolidated financial statements of the Company and its subsidiaries as of and for the year ended December 31, 2021 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

During the year ended December 31, 2021, there were no (a) disagreements with RSM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to RSM’s satisfaction, would have caused RSM to make reference to the subject matter thereof in connection with its report for such year; or (b) reportable events (as defined in Regulation S-K Item 304(a)(1)(v) under the Exchange Act).

The following fees were paid to RSM for services rendered in the year ended December 31, 2021:

Year Ended December 31, 2021
Audit Fees(1)	$378,000
Audit-Related Fees	—
Tax Fees	—
All Other Fees	—
Total Fees	$378,000

(1)Audit fees consist of fees billed or expected to be billed for professional services by RSM for the audit of the Company’s consolidated financial statements for the year ended December 31, 2021 and the review of the Company’s consolidated financial statements for the quarters ended June 30, 2021 and September 30, 2021, as well as related services to those engagements normally provided in connection with statutory and regulatory filings or engagements.

On November 24, 2021, the Audit and Finance Committee approved the engagement of RSM as its principal accountants for the fiscal year ending December 31, 2021. The Audit and Finance Committee dismissed CohnReznick, LLP (“CohnReznick”), which previously served as the Company’s independent auditors, upon completion of their review of the Company’s consolidated financial statements as of and for the quarter ended March 31, 2021. The audit report of CohnReznick on the restated consolidated financial statements of the Company and its subsidiaries as of and for the years ended December 31, 2020 and 2019 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles. During the years ended December 31, 2020 and 2019 and for the period January 1, 2021 through November 24, 2021, there were no (a) disagreements with CohnReznick on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to CohnReznick’s satisfaction, would have caused CohnReznick to make reference to the subject matter thereof in connection with its report for such year; or (b) reportable events (as defined in Regulation S-K Item 304(a)(1)(v) under the Exchange Act).

During the years ended December 31, 2021 and 2020, the Company did not consult with RSM regarding either: (i) the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in Regulation S-K, Item 304(a)(1)(iv) under the Exchange Act and the related instructions) or reportable events (as defined in Regulation S-K, Item 304(a)(1)(v) under the Exchange Act).

In accordance with Section 10A(i) of the Exchange Act, before we engage our independent registered public accounting firm to render audit or non-audit services, the engagement is approved by our Audit and Finance Committee. Our Audit and Finance Committee approved all the fees referred to in the row titled “Audit Fees” in the table above.

Ratification by the shareholders of the appointment of an independent registered public accounting firm is not required, but our board of directors believes that it is desirable to submit this matter to our shareholders. If a majority of the votes cast at the Annual Meeting do not ratify the selection of RSM, the selection of an independent registered public accounting firm will be reconsidered by our Audit and Finance Committee. Even if the appointment is ratified, our Audit and Finance Committee, at its discretion, may change the appointment at any time if it determines that doing so would be in the best interests of the Company and our shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
“FOR” THE RATIFICATION OF THE APPOINTMENT OF RSM US LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

DIRECTORS, EXECUTIVE OFFICERS, AND CORPORATE GOVERNANCE

Information about Directors and Executive Officers

Our directors, director nominees, and Named Executive Officers are as follows:

Name	Age	Director Since	Position and Board Committees
Carey Bond	62	2016	Vice Chairman of the Board of Directors Compensation and Human Resources Committee (Chair), Nominating and Corporate Governance Committee, Strategic Planning Committee, Oversight Committee (Chair)
Richard S. Caswell	63	2020	Director Audit and Finance Committee (Chair)
Andrew L. Davis	55	—	Chief Financial Officer and Secretary
Michael Faber	63	2013	Director Audit and Finance Committee, Nominating and Corporate Governance Committee (Chair)
Dorith Hakim	58	2022	Chief Executive Officer, President, and Director
Walter Paulick	76	1992	Director Audit and Finance Committee, Nominating and Corporate Governance Committee, Oversight Committee
Eric Rosenfeld	65	2003	Chairman Emeritus of the Board of Directors Compensation and Human Resources Committee, Nominating and Corporate Governance Committee, Strategic Planning Committee (Chair)
Terry Stinson	80	2014	Chairman of the Board of Directors Compensation and Human Resources Committee, Strategic Planning Committee

We believe that it is necessary for each of our directors to possess qualities, attributes, and skills that contribute to a diversity of views and perspectives among the directors and enhance the overall effectiveness of our board of directors. As described below under “Nominating and Corporate Governance Committee Information — Guidelines for Selecting Director Nominees,” the Nominating and Corporate Governance Committee of our board of directors considers all factors it deems relevant when evaluating prospective candidates or current members of our board of directors for nomination to our board of directors, as prescribed in the committee’s written charter and established guidelines and the Company’s corporate governance guidelines. All of our directors bring to the board of directors leadership experience derived from past service. They also all bring a diversity of views and perspectives derived from their individual experiences working in a range of industries and occupations, which provide our board of directors, as a whole, with the skills and expertise that serve the needs of the Company. The following skills matrix shows the qualifications and diverse range of experience our directors provide to our Company.

	Qualifications			Experience
	Executive Leadership	Public Company Director	Audit Committee Financial Expert(1)	Law	M&A	Corporate Governance/ Supervision	Aerospace Industry Experience
Carey Bond	✓				✓	✓	✓
Richard Caswell	✓		✓		✓	✓	✓
Michael Faber	✓	✓	✓	✓	✓	✓
Dorith Hakim	✓				✓	✓	✓
Walter Paulick	✓				✓	✓
Eric Rosenfeld	✓	✓			✓	✓
Terry Stinson	✓	✓			✓	✓	✓

(1)Indicates Audit and Finance Committee members who meet the criteria of an “Audit Committee Financial Expert” under applicable SEC rules.

Certain individual experiences, qualifications, and skills of our directors that contribute to the board of directors’ effectiveness as a whole are described in the biographies set forth below.

Carey E. Bond is the Non-Executive Vice Chairman of the board of directors, a position which he has held since August 2020. Mr. Bond has been a director since December 2016, chair of our Compensation and Human Resources Committee since June 2019, and chair of our Oversight Committee since March 2020. Mr. Bond’s career as a corporate executive in the aviation industry has spanned over 30 years, where he has held successful leadership roles in several areas such as aircraft development and production, sales, service, and profit and loss ownership. Mr. Bond spent 10 years at Sikorsky Aircraft Corporation, a corporation specializing in designing, manufacturing and servicing helicopters, as Vice President, Corporate Strategy, Chief Marketing Officer, and President, Commercial Systems and Services. Mr. Bond currently serves on the board of directors of NWI Aerostructures and NWI Precision, business units of Stony Point Group, a conglomerate of privately held aerospace companies. Mr. Bond has also served on the board of directors of domestic and international companies, namely Shanghai Sikorsky Aircraft Company Limited, New Eclipse Aerospace, and PZL Mielec Aircraft Company. Mr. Bond holds a Masters of Business Administration from Texas Christian University. Mr. Bond brings to our board of directors a seasoned expertise in the aerospace industry, an internationally-minded approach to business development, and general business acumen.

Richard S. Caswell has been a director since November 2020. Mr. Caswell served as a senior advisor of Bombardier Inc. from 2015-2020. From 1993-2015, Mr. Caswell served in several senior finance roles at United Technologies Corporation (now Raytheon Technologies Corporation, NYSE: RTX), including as Chief Financial Officer and Vice President, Finance of the Power, Controls & Sensing Systems segment of United Technologies Aerospace Services, as Chief Financial Officer and Vice President, Finance of Sikorsky Aircraft, and as Chief Financial Officer of Pratt & Whitney Canada. Previously, from 1983-1993, Mr. Caswell worked at Price Waterhouse (now PricewaterhouseCoopers), where he was a certified public accountant and where he held positions of increasing responsibility from staff auditor to senior audit manager. Mr. Caswell received a B.A. in economics from Alfred University and an M.S. in accounting from Syracuse University. Mr. Caswell brings to our board of directors a substantial financial background and extensive experience in financial planning, mergers and acquisitions, U.S. government contracting, tax and accounting matters.

Andrew L. Davis Mr. Davis has been employed by the Company since May 2021 and was appointed as our Chief Financial Officer and Secretary in October 2021. From 2017 to 2020, Mr. Davis served as Chief Financial Officer of Altice Technical Services, a division of Altice USA, Inc. (NYSE:ATUS), one of the largest broadband communications and video services providers in the U.S. From 2007 to 2017, Mr. Davis worked at Emerson Radio Corporation, an NYSE-listed distributor of consumer electronics, first as vice president of finance and corporate controller and then as executive vice president and chief financial officer, a position he held for more than six years. Mr. Davis holds a Master of Business Administration degree from University of Connecticut in finance and a Bachelor of Business Administration degree in accounting from Iowa State University.

Michael Faber has been a director since August 2013 and chair of our Nominating and Corporate Governance Committee since June 2014. Since 1996, Mr. Faber has served as Chief Executive Officer of NextPoint Management Company, Inc., an investment and strategic advisory firm, advising family offices on a variety of issues, including asset manager selection and oversight, direct investing, and trust and estates. Additionally, Mr. Faber currently serves as a lead director of Invesque, Inc., a director of Capitalworks Emerging Markets Acquisition Corp., as a senior advisor to a family office with more than $2 billion in assets and as a director or senior advisor to a number of private companies and asset management firms. From 1990 to 2008, Mr. Faber was a General Partner of the NextPoint and Walnut family of investment funds, focusing on private equity, venture capital, and structured investments. Previously, Mr. Faber was a senior advisor to the law firm of Akerman, of counsel to the law firm of Mintz Levin, an attorney with the law firm of Arnold & Porter, and a senior consultant to The Research Council of Washington, the predecessor to The Corporate Executive Board Company. Mr. Faber has served on audit and compensation committees for a number of companies. Mr. Faber is an honors graduate and John M. Olin Fellow of the University of Chicago Law School and attended the Johns Hopkins University School of International Studies and the State University of New York. Mr. Faber brings to our board of directors his legal and financial expertise as well as his years of investment and general business experience.

Dorith Hakim has been our Chief Executive Officer, President and a director since March 2022. From March 2018 to August 2021, Ms. Hakim served as Group Vice President of Parker Hannifin Aerospace where she directed global supply chain for 11 divisions, 25 manufacturing sites and two joint ventures and was accountable for $1.9 billion of spending. From July 2017 to February 2018, Ms. Hakim was Vice President, Corporate Program Management and Operations Excellence at Triumph Group Inc. (“Triumph”) where she was responsible for implementing best practices in Program Management, delivery, and quality performance as well as continuous improvement for four divisions. From June 2016 to July 2017, Ms. Hakim was Vice President, Program Management Precision Components at Triumph responsible for major programs within seven operating companies and 22 sites, overseeing delivery and quality performance, proposal estimating, and customer contract negotiations. Ms. Hakim was employed by Sikorsky Aircraft Inc. as their Director of Aftermarket Operations from June 2015 to April 2016, where she directed overhaul and repair facilities, customer service, order management, material forecasting, forward stocking locations and material delivery functions supporting aircraft after delivery. From August 2010 to June 2015, Ms. Hakim was President and General Manager of Sikorsky Global Helicopters, Inc. where she managed fully integrated profit and loss including operations, continuous improvement, engineering, supply chain, facilities, health and safety, finance, and human resources to support the final assembly and flight operations for the S-92®, S-76®; and Light Helicopter product lines and managed the completion center for all Sikorsky commercial aircraft. From November 2009 to August

2010, Ms. Hakim was Chief Procurement Officer at Vought Aircraft Inc. (“Vought”), where she was head of supply chain with an over $1 billion budget across six sites and two subsidiaries. From February 2009 to October 2009, Ms. Hakim was Director, Supply Chain Management-Integrated Aerosystems Division at Vought. Ms. Hakim also served in a number of capacities at Bell Helicopter for over 21 years including as a Program Director of helicopter product lines and as a Director of strategic sourcing and supply chain management. Ms. Hakim earned an Executive Master of Business Administration from Texas Christian University and a Bachelor of Arts, Business Administration and Finance from H.E.C. at the University of Montreal. She is certified as Six Sigma Black Belt and has received several executive leadership certifications. Ms. Hakim brings to our board of directors extensive experience in the aerospace industry and, among other things, expertise in program, product, supply chain, operations, manufacturing, and customer management.

Walter Paulick has been a director since April 1992. He served as the chair of our Nominating and Corporate Governance Committee from March 2004 until June 2014 and as chair of our Audit Committee from June 2006 until April 2007. Mr. Paulick is a self-employed real estate development consultant. From 1982 to November 1992, Mr. Paulick was a vice president of Parr Development Company, Inc., a real estate development company. From 1974 to 1982, Mr. Paulick was a vice president of National Westminster U.S.A. Mr. Paulick holds an Associate degree in Applied Science from Suffolk Community College and a Bachelor of Business Administration from Dowling College. Mr. Paulick’s background in banking and real estate development, and his general business knowledge provides our board of directors with a diverse perspective on the Company’s industry and business in our region.

Eric S. Rosenfeld is the Chairman Emeritus of our board of directors. Mr. Rosenfeld served as the non-executive chairman of our board of directors from January 2005 until November 2018. He has also served as chair of our Strategic Planning Committee since April 2003. Mr. Rosenfeld has been the President and Chief Executive Officer of Crescendo Partners, L.P., a New York based investment firm, since its formation in November 1998. Prior to forming Crescendo Partners, he held the position of Managing Director at CIBC Oppenheimer and its predecessor company, Oppenheimer & Co., Inc., for 14 years. Mr. Rosenfeld currently serves as a director for several companies. Mr. Rosenfeld serves as lead independent director for Primo Water Corporation (formerly Cott), a leading water delivery and filtration company. He is also on the board at Pangaea Logistics Solutions Ltd., a maritime logistics and shipping company, Aecon Group, Inc., a construction company, and Algoma Steel, Inc., a fully integrated producer of hot and cold rolled steel products. Mr. Rosenfeld has also served as Chairman and CEO for Arpeggio Acquisition Corporation, Rhapsody Acquisition Corporation, Trio Merger Corp., Quartet Merger Corp. and Harmony Merger Corp., all blank check corporations that later merged with Hill International, Primoris Services Corporation, SAExploration Holdings, Pangaea Logistics Solutions Ltd. and NextDecade Corporation, respectively. Mr. Rosenfeld is currently the Chief SPAC Officer of Legato Merger Corp. II, a blank check corporation. Mr. Rosenfeld has also served as the Chief SPAC Officer of Legato Merger Corp., a blank check corporation that later merged with Algoma Steel, Inc. Mr. Rosenfeld is also currently the CEO of Allegro Merger Corp., a non-listed shell company. He was also a director of Canaccord Genuity Group, a full-service financial services company, NextDecade Corporation, a development stage company building natural gas liquefaction plants, Absolute Software Corp., a leader in firmware-embedded endpoint security and management for computers and ultraportable devices, AD OPT Technologies, an airline crew planning service, Sierra Systems Group Inc., an information technology, management consulting and systems integration firm, Emergis Inc., an electronic commerce company, Hill International, a construction management firm, Matrikon Inc., a company that provides industrial intelligence solutions, DALSA Corp., a digital imaging and semiconductor firm, HIP Interactive, a video game company, GEAC Computer, a software company, Computer Horizons Corp. (Chairman), an IT services company, Pivotal Corp., a cloud software firm, Call-Net Enterprises, a telecommunication firm, Primoris Services Corporation, a specialty construction company and SAExploration Holdings, a seismic exploration company. Mr. Rosenfeld is a regular guest lecturer at Columbia Business School and has served on numerous panels at Queen’s University Business Law School Symposia, McGill Law School, the World Presidents’ Organization and the Value Investing Congress. He is a senior faculty member at the Director’s College. He is a guest lecturer at Tulane Law School. He has also been a guest host on CNBC. Mr. Rosenfeld received an A.B. in economics from Brown University and an M.B.A. from the Harvard Business School. The board nominated Mr. Rosenfeld to be a director because he has extensive experience serving on the boards of multinational public companies and in capital markets and mergers and acquisitions transactions. Mr. Rosenfeld also has valuable experience in the operation of worldwide business faced with a myriad of international business issues. Mr. Rosenfeld’s leadership and consensus-building skills, together with his experience as a senior independent director of all boards on which he currently serves, make him an effective board member.

Terry Stinson is the Non-Executive Chairman of the Board, a position which he has held since November 2018. Mr. Stinson was the chair of the compensation committee of the board from June 2014 until June 2018 and has been a director since June 2014. Mr. Stinson is Chief Executive Officer of his own consulting practice, Stinson Consulting, LLC, a position he has held since 2001. Stinson Consulting is engaged in strategic alliances and marketing for the aerospace industry. From January 2013 until May 31, 2014, he served as Executive Vice President of AAR CORP., an international, publicly traded aerospace manufacturing and services company. Mr. Stinson currently serves as an independent consultant to AAR CORP. From August 2007 until January 2013, Mr. Stinson served as Group Vice President of AAR CORP. From 2002 to 2005, Mr. Stinson served as Chief Executive Officer of Xelus, Inc., a collaborative enterprise service management solution company. From 1998 to 2001, Mr. Stinson was Chairman and Chief Executive Officer of Bell Helicopter Textron Inc., the world’s leading manufacturer of vertical lift aircraft, and served as President from 1996 to 1998. From 1991 to 1996, Mr. Stinson served as Group Vice President and Segment President of Textron Aerospace Systems and Components

for Textron Inc. From 1986 to 1996, he was President of the Hamilton Standard division of United Technologies Corporation, a defense supply company. Mr. Stinson previously served as a director of Lennox International Inc., a company engaged in the design and manufacture of heating, ventilation, air conditioning, and refrigeration products, serving on such company’s Board Governance, Compensation, and Human Resources Committees. Mr. Stinson previously served as a director of Triumph Group, Inc., a company engaged in the manufacturing and repair of aircraft components, subassemblies, and systems, from September 2003 to March 2008. As a former senior executive of two Fortune 500 companies, Mr. Stinson contributes to our board of directors his extensive management and marketing experience in the aerospace industry, as well as his general business acumen and experience developed by serving on other public company boards.

Family Relationships

There are no family relationships among any of the Company’s directors or Named Executive Officers.

Independence of Directors/Audit Committee Financial Expert

We follow the rules of the NYSE American exchange in determining whether a director is independent. The NYSE American exchange listing standards define an “independent director” generally as a person, other than an officer or employee of the Company, who does not have a relationship with the Company that would interfere with the director’s exercise of independent judgment. Our board of directors consults with our legal counsel to ensure that our board of directors’ determinations are consistent with NYSE American exchange rules and all relevant securities and other laws and regulations regarding the independence of directors. Consistent with these considerations, the Nominating and Corporate Governance Committee determined on December 29, 2021 that Carey Bond, Richard Caswell, Michael Faber, Walter Paulick, Eric Rosenfeld, and Terry Stinson would be independent directors of the Company for the ensuing year. The remaining director, Dorith Hakim, is not independent because she is employed as our Chief Executive Officer and President. All members of our Audit and Finance, Compensation and Human Resources, and Nominating and Corporate Governance Committees are independent. Our board of directors has determined that each of Messrs. Caswell and Faber, members of our Audit and Finance Committee, meet the criteria of an “Audit Committee Financial Expert” under applicable SEC rules.

Code of Ethics

Our board of directors has adopted a written code of ethics which applies to our directors, officers, and employees, and which is designed to deter wrongdoing and to promote ethical conduct, full, fair, accurate, timely, and understandable disclosure in reports that we file or submit to the SEC and others, compliance with applicable government laws, rules, and regulations, prompt internal reporting of violations of the code, and accountability for adherence to the code. A copy of the code of ethics may be found on our website at https://investors.cpiaero.com/governance/governance-documents/default.aspx.

Board of Directors Meetings and Committees

Our board of directors held six meetings in 2021 and acted by unanimous written consent five times. All directors attended the 2021 annual shareholder meeting. Although we do not have any formal policy regarding director attendance at annual shareholder meetings, we attempt to schedule our annual meetings so that all of our directors can attend. In addition, we expect our directors to attend all board and committee meetings and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. No director attended fewer than 75% of the meetings of the board and of the committees thereof upon which they served in 2021. We have five standing committees: Compensation and Human Resources Committee, Audit and Finance Committee, Nominating and Corporate Governance Committee, Strategic Planning Committee, and Oversight Committee. Copies of committee charters may be found on our website at https://investors.cpiaero.com/governance/governance-documents/default.aspx.

Leadership Structure

Our board of directors has determined to keep separate the positions of board chairman and principal executive officer at this time. This permits our principal executive officer to concentrate her efforts primarily on managing the Company’s business operations and development. This also allows us to maintain an independent chairman of the board who oversees, among other things, communications and relations between our board of directors and senior management, consideration by our board of directors of the Company’s strategies and policies, and the evaluation of our principal executive officers by our board of directors.

Succession Planning

Our board of directors is responsible for overseeing management succession planning. Periodically, our board of directors reviews management’s succession plan with respect to the Chief Executive Officer role and other senior management roles. We have developed succession plans for both ordinary course succession and planning due to an unforeseen event.

Risk Oversight

The primary function of our board of directors is oversight. Our board of directors as a whole has responsibility for risk oversight and reviews management’s risk assessment and risk management policies and procedures. Each committee of our board of directors has been delegated oversight authority over specific risk areas identified by our board of directors. For instance, our Audit and Finance Committee discusses with management the Company’s major financial risk exposures, our Compensation and Human Resources Committee discusses with management the Company’s major human capital risk exposures, and our Oversight Committee discusses with management the Company’s day-to-day operations. and reports its findings to our board of directors in connection with our board’s risk oversight review. Further information about each committee’s role in risk assessment and management is included below.

Cybersecurity

Our board of directors is charged with oversight of the Company’s cybersecurity matters, and management reports to the board periodically regarding material risks concerning cybersecurity. We took several steps in 2021 to mitigate cybersecurity risks, such as upgrading detection, prevention and monitoring systems, as well as contracting with an outside cybersecurity firm to provide constant monitoring of our systems.

Stock Ownership Requirements

Non-executive directors are subject to a stock ownership policy whereby each non-executive director is required to own common stock of the Company valued at least four times his or her annual cash compensation before and after any stock sales. We believe this policy promotes and strengthens the alignment of interests between our non-executive directors, management, and shareholders.

Prohibition on Short Sales and Hedging

The Company prohibits directors, officers, employees, and consultants from entering into transactions involving short sales of our securities. Transactions in put options, call options or other derivative securities that have the effect of hedging the value of our securities also are prohibited except in certain limited circumstances where the insider already owns the securities prior to effecting the transaction and the transaction has been pre-approved.

Corporate Governance Highlights

✓Independent Chairman of the Board	✓Regular executive sessions of independent directors
✓6 out of 7 directors are independent	✓Stock ownership requirements for independent directors
✓Robust risk oversight process for board and committees	✓Annual board and committee evaluations
✓Annual advisory vote on Named Executive Officer compensation	✓Voting rights are proportional to economic interests
✓Use of an outside compensation consultant to advise the Compensation and Human Resources Committee

Compensation and Human Resources Committee Information

Our Compensation and Human Resources Committee is currently comprised of Carey Bond (Chair), Eric Rosenfeld, and Terry Stinson. Our board of directors has determined that each member of the Compensation and Human Resources Committee is an independent director under the NYSE American exchange listing standards. Our board of directors has adopted a written Compensation and Human Resources Committee charter, which is reviewed periodically and which the Compensation and Human Resources Committee intends to review at its next regularly scheduled meeting. The responsibilities of our Compensation and Human Resources Committee include:

•establishing the general compensation policy for our Named Executive Officers, including the Chief Executive Officer and Chief Financial Officer;

•reviewing and approving the compensation of our executive officers and any employment agreements with our executive officers, including change in control agreements, indemnification agreements, and severance agreements;

•reviewing the compensation paid to non-executive directors and making recommendations to the board of directors for any adjustments;

•administering our stock option and performance equity plans and determining who participates in the plans, establishing performance goals, if any, and determining specific grants and bonuses to the participants;

•ensuring that any compensation plan for key executives does not encourage undue risk-taking; and

•assisting the board in the discharge of its oversight responsibilities for risks related to human resources, including talent management, employee conduct, diversity and inclusion, and employee compensation.

Our Compensation and Human Resources Committee held five meetings during 2021 to review, discuss, and make any necessary changes to our executive and non-executive director compensation and to exercise oversight over human resources matters. Our Compensation and Human Resources Committee makes all final determinations with respect to compensation of executive officers, considering, among other things, its assessment of the value of each executive officer’s contribution to the Company, the Company’s financial performance during recent fiscal years in light of prevailing business conditions, and the Company’s goals for the ensuing fiscal year.

Our Compensation and Human Resources Committee may utilize the services of third parties, including compensation consultants and subscriptions to executive compensation surveys and other databases, to assist with the review of compensation for executive officers. Our Compensation and Human Resources Committee is charged with performing an annual review of the compensation of our executive officers to determine whether they are provided with adequate incentives and motivation, and whether they are compensated appropriately in accordance with our compensation policies.

Audit and Finance Committee Information and Report

Our Audit and Finance Committee is currently comprised of Richard Caswell (Chair), Michael Faber, and Walter Paulick. Our Audit and Finance Committee held 15 meetings during 2021. All of the members of our Audit and Finance Committee are “independent directors” as defined under SEC Rule 10A-3 and NYSE American exchange listing standards, and they are all “financially literate,” as defined under NYSE American exchange listing standards, meaning they are able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement.

Financial Experts on the Audit and Finance Committee

We must certify to the NYSE American exchange that our Audit and Finance Committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. Our board of directors determined that the qualifications of each of Richard Caswell and Michael Faber satisfied the NYSE American exchange’s definition of financial sophistication and also qualify as “audit committee financial experts,” as defined under the rules and regulations of the SEC.

Audit and Finance Committee Report

Our board of directors has adopted a written Audit and Finance Committee charter, which is reviewed periodically and which the Audit and Finance Committee intends to review at its next regularly scheduled meeting. According to our Audit and Finance Committee charter, our Audit and Finance Committee’s responsibilities include, among other things:

•meeting with the independent registered public accounting firm prior to the audit to review the scope, planning, and staffing of the audit;

•reviewing and discussing with management and our independent registered public accounting firm the annual audited financial statements, and recommending to our board of directors whether the audited financial statements should be included in our Annual Report on Form 10-K;

•reviewing and discussing with management and the independent registered public accounting firm the Company’s quarterly financial statements prior to the filing of Quarterly Reports on Form 10-Q, including the results of the independent registered public accounting firm’s review of the quarterly financial statements;

•discussing with management and our independent registered public accounting firm significant financial reporting issues and judgments made in connection with our financial statements, including the reporting requirements of Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard 3101;

•discussing earnings press releases with management, including the use of pro forma or adjusted non-GAAP information, and financial information and earnings guidance provided to analysts and rating agencies;

•discussing with management and our independent registered public accounting firm the effect on our financial statements of regulatory and accounting initiatives and off-balance sheet structures;

•discussing with management major financial risk exposures and the steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies;

•discussing with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management;

•reviewing disclosures made to our Audit and Finance Committee by our Chief Executive Officer and Chief Financial Officer during their certification process for our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in our internal controls;

•reviewing the scope, planning, and staffing of the audit for the Company’s 401(k) plan and reviewing the audited financial statements for the 401(k) plan;

•verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•reviewing and discussing with our independent registered public accounting firm the firm’s written disclosures concerning independence as required by PCAOB Ethics and Independence Rule 3526;

•reviewing and approving all related-party transactions;

•discussing with management our compliance with applicable laws and regulations;

•pre-approving all audit services and permitted non-audit services to be performed by our independent registered public accounting firm, including the fees and terms of the services to be performed;

•appointing or replacing our independent registered public accounting firm;

•determining the compensation and oversight of the work of our independent registered public accounting firm (including resolution of disagreements between management and our independent registered public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•establishing procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls, or reports which raise material issues regarding our financial statements or accounting policies;

•reviewing and making recommendations with respect to the Company’s capital structure and its related policies and long-term financial objectives, including allocation of capital and capital budget, changes in capital structure, uses of cash, cash requirements and sources of cash, including debt or equity issuances, revolving credit facilities, or other debt instruments or facilities and the Company’s borrowing alternatives and levels; and

•assessing and managing financial risk exposures.

Management has reviewed the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 with our Audit and Finance Committee, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant accounting judgments and estimates, and the clarity of disclosures in the financial statements. In addressing the quality of management’s accounting judgments, members of our Audit and Finance Committee asked for management’s representations and reviewed certifications prepared by the Chief Executive Officer and Chief Financial Officer that the unaudited quarterly and audited annual financial statements of the Company fairly present, in all material respects, the financial condition and results of operations of the Company.

In performing all of these functions, our Audit and Finance Committee acts only in an oversight capacity. The Audit and Finance Committee reviews the Company’s annual reports and its quarterly reports prior to filing with the SEC. In its oversight role, our Audit and Finance Committee relies on the work and assurances of the Company’s management, which has the responsibility for financial statements and reports, and of our independent registered public accounting firm, who, in their report, express an opinion on the conformity of the Company’s annual financial statements to generally accepted accounting principles. Our Audit and Finance Committee has met and held discussions with management and the Company’s independent registered public accounting firm. Management represented to our Audit and Finance Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles, and our Audit and Finance Committee has reviewed and discussed the financial statements with management and our independent registered public accounting firm. Our Audit and Finance Committee also discussed with our independent registered public accounting firm the matters required to be discussed by the applicable requirements of the

PCAOB. The Company’s independent registered public accounting firm also provided our Audit and Finance Committee with the written disclosures required by applicable requirements of the PCAOB regarding independence, including with regard to fees for services rendered during the fiscal year and for all other professional services rendered. In reliance on these reviews, discussions, and the report of our independent registered public accounting firm, our Audit and Finance Committee recommended to our board of directors, and our board of directors approved, that the audited financial statements for the fiscal year ended December 31, 2021, be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the SEC.

Richard Caswell (Chair)
Michael Faber
Walter Paulick

Nominating and Corporate Governance Committee Information

Our Nominating and Corporate Governance Committee is currently comprised of Carey Bond, Michael Faber (Chair), Walter Paulick, and Eric Rosenfeld, each an independent director under NYSE American exchange listing standards. Our Nominating and Corporate Governance Committee held two meetings during 2021. Our Nominating and Corporate Governance Committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors and for developing and recommending corporate governance guidelines. Our Nominating and Corporate Governance Committee considers potential director nominees identified by its members, our board of directors, management, shareholders, investment bankers, and others.

Our board of directors has adopted a written charter for our Nominating and Corporate Governance Committee, which establishes guidelines for corporate governance, the selection of director nominees, and the method by which shareholders may propose to our Nominating and Corporate Governance Committee candidates for selection as nominees for director.

The Nominating and Corporate Governance Committee periodically reviews its charter, along with the Company’s guidelines for corporate governance and the selection of director nominees.

Guidelines for Selecting Director Nominees

The guidelines for selecting director nominees generally provide that the nominee should be accomplished in his or her field, have a reputation that is consistent with that of the Company, have relevant experience and expertise, have an understanding of financial statements, corporate budgeting, and capital structure, be familiar with the requirements of a publicly traded company, be familiar with industries relevant to our business endeavors, be willing to devote significant time to the oversight duties of the board of directors of a public company, and be able to promote a diversity of views based, among other things, on the person’s gender, race, ethnicity, education, experience, and professional employment. Our Nominating and Corporate Governance Committee evaluates each individual in the context of the board as a whole, with the objective of recommending a group of persons that can best implement our business plan, perpetuate our business, and represent shareholder interests. Our Nominating and Corporate Governance Committee may require certain skills, attributes, or backgrounds, such as financial or accounting experience, to meet specific needs that arise from time to time. Our Nominating and Corporate Governance Committee does not distinguish among nominees recommended by shareholders and other persons.

Procedure for Shareholders to Recommend Director Candidates

Shareholders and others who wish to recommend candidates to our Nominating and Corporate Governance Committee for consideration as directors must submit their written recommendations to our Nominating and Corporate Governance Committee and include all the information described in the section “2023 Annual Meeting Shareholder Proposals and Nominations” below.

On September 27, 2022, our Nominating and Corporate Governance Committee recommended to our board of directors to nominate Dorith Hakim for election as a Class III director and Carey Bond and Michael Faber for re-election as Class III directors. Our Nominating and Corporate Governance Committee did not receive recommendations from any shareholders or others for director candidates.

Guidelines for Corporate Governance

Our corporate governance guidelines are intended to ensure that the board of directors has the necessary authority and practices in place to review and evaluate the Company’s business operations and to make decisions that are independent of the Company’s management. The corporate governance guidelines are also intended to align the interests of the Company’s directors and management with those of the Company’s shareholders. The guidelines establish the practices our board of directors follows with respect to the obligations of the board and each director, board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, board committee composition and meetings, director compensation, director orientation and education, and director access to members of management and to independent advisors.

The corporate governance guidelines were adopted by our board of directors and are reviewed periodically and updated as necessary to reflect changes in regulatory requirements and evolving oversight practices. The guidelines comply with corporate governance requirements contained in the listing standards of the NYSE American exchange and enhance the Company’s corporate governance policies. A copy of our corporate governance guidelines may be found on our website at https://investors.cpiaero.com/governance/governance-documents/default.aspx.

Strategic Planning Committee Information

The Strategic Planning Committee of our board of directors is currently comprised of Carey Bond, Eric Rosenfeld (Chair), and Terry Stinson. The main role of the Strategic Planning Committee is to evaluate and analyze strategic options for the Company.

Oversight Committee Information

The Oversight Committee of our board of directors was formed to take a more active role in oversight over the Company’s day-to-day operations, including advising management as to profitability on the programs that the Company chooses to bid for, terminating programs that are not profitable for the Company, reducing overhead costs and operating inefficiencies, and generating free cash from operations. The Oversight Committee is currently comprised of Carey Bond (Chair) and Walter Paulick.

EXECUTIVE OFFICER COMPENSATION

Overview

At our 2018 annual meeting of shareholders, we conducted an advisory Say on Pay Frequency vote, in which shareholders determined that an advisory Say on Pay vote should be held every year. In accordance with the shareholder vote, we will hold an advisory Say on Pay vote at this Annual Meeting, in which shareholders will be asked to approve, on an advisory basis, the current compensation of our Named Executive Officers. The Compensation and Human Resources Committee considers the results of shareholder advisory votes regarding compensation as one factor when reviewing compensation and making compensation decisions.

Compensation Objectives

Our executive compensation program is designed to attract, retain, and motivate highly qualified executive officers in the competitive aerospace and defense industry. Additionally, a substantial portion of total compensation of our Named Executive Officers is variable and delivers rewards based on Company and individual performance. Company performance is measured against metrics established by the Compensation and Human Resources Committee each year. Such metrics typically focus on the achievement of financial targets such as revenue and free cash flow, to align our executives’ pay with the Company’s financial results and the creation of shareholder value. Individual performance is measured against each individual’s contributions to the Company’s overall success. As in prior years, the Compensation and Human Resources Committee continued to engage the services of Talent & Rewards LLC, an independent compensation consulting firm to provide advice and guidance in evaluating and adjusting the compensation of our Named Executive Officers.

There are three major components to our compensation program for our Named Executive Officers:

✓Base Salary - fixed compensation, designed to recognize responsibilities, experience, and performance.

✓Short-Term Cash Incentives - annual cash incentive, as a percentage of base salary, paid upon the achievement of Company performance goals set by the Compensation and Human Resources Committee during the first fiscal quarter. This variable at-risk compensation motivates and rewards executives with respect to short-term performance.

✓Long-Term Equity Incentives - annual grants of restricted stock, 50% of which is subject to time-based vesting, and 50% of which vests upon the achievement of Company financial performative-metric thresholds set by our Compensation and Human Resources Committee. This variable at-risk compensation aligns executive interests with long-term shareholder value creation.

Summary Compensation Table

The following table sets forth the compensation paid to or earned by each of our Named Executive Officers for each of the fiscal years ended December 31, 2021 and 2020.

Year	Salary ($)(1)	Stock Awards ($)(2)		Non-Equity Incentive Compensation ($)(3)		All Other ($)		Total ($)
Douglas McCrosson – Former Chief Executive Officer
2021	371,915	274,320	(4)	—		22,090	(7)	668,325
2020	365,768	138,630	(5)	—	(6)	24,780	(8)	529,178

Andrew Davis – Chief Financial Officer
2021	190,385	120,001	(9)	—		11,286	(10)	391,872

Kenneth Hauser – Former Sr. Vice President of Operations
2021	230,000	80,501	(11)	64,400		9,560	(13)	384,461
2020	230,006	40,333	(12)	68,425		9,916	(14)	348,680

(1)Reflects actual base salary amounts paid to for each of the years indicated.

(2)Reflects grant date fair market value of restricted stock grants awarded to our Named Executive Officers as part of their performance-based annual bonus.

(3)Represents amounts awarded in cash to our Named Executive Officers as part of their performance-based annual bonus. Awards were earned in the year provided but were not paid until the following fiscal year.

(4)Reflects the grant date fair value of 64,698 shares of restricted stock granted to Mr. McCrosson on April 21, 2021, which shares were subject to time-based and performance-based vesting over four years. Does not reflect the forfeiture of all unvested shares occurring following termination of his employment by the Company on March 8, 2022, in accordance with the terms of his restricted stock award agreement with the Company.

(5)Reflects the grant date fair value of 42,009 shares of restricted stock granted to Mr. McCrosson on August 26, 2020, which shares were subject to time-based and performance-based vesting over four years. Does not reflect the forfeiture of all unvested shares occurring following termination of his employment by the Company on March 8, 2022, in accordance with the terms of his restricted stock award agreement with the Company.

(6)Mr. McCrosson and the Compensation and Human Resources Committee agreed that Mr. McCrosson would forego $224,457 of short-term incentive cash bonus that Mr. McCrosson earned for 2020, in consideration of the recent decline in the Company’s stock price and the challenges the Company was facing due to, among other things, economic conditions and uncertainties resulting from the COVID-19 pandemic.

(7)Represents (a) $9,695 of an automobile lease, insurance and maintenance attributable to personal use; (b) $6,595 of disability insurance premiums; and (c) $5,800 of 401(k) contributions.

(8)Represents (a) $12,394 of an automobile lease, insurance and maintenance attributable to personal use; (b) $6,968 of disability insurance premiums; and (c) $5,418 of 401(k) contributions.

(9)Reflects the grant date fair value of 28,916 shares of restricted stock granted to Mr. Davis on May 12, 2021. which shares are subject to time-based and performance-based vesting over four years. Does not reflect the forfeiture of 3,615 shares by Mr. Davis, in accordance with the terms of his restricted stock award agreement with the Company.

(10)Represents (a) $7,710 of an automobile allowance, insurance, and maintenance attributable to personal use; and (b) $3,576 of 401(k) contributions.

(11)Reflects the grant date fair value of 18,986 shares of restricted stock granted to Mr. Hauser on April 21, 2021, which shares are subject to time-based and performance-based vesting over four years. Does not reflect the forfeiture of 4,272 shares by Mr. Hauser, in accordance with the terms of his restricted stock award agreement with the Company.

(12)Reflects the grant date fair value of 12,222 shares of restricted stock granted to Mr. Hauser on August 26, 2020, which shares are subject to time-based and performance-based vesting over four years. Does not reflect the forfeiture of 3,093 shares by Mr. Hauser, in accordance with the terms of his restricted stock award agreement with the Company.

(13)Represents (a) $4,080 of an automobile allowance, insurance, and maintenance attributable to personal use; (b) $881 of disability insurance premiums; and (c) $4,599 of 401(k) contributions.

(14)Represents (a) $4,440 of an automobile lease, insurance, and maintenance attributable to personal use; (b) $881 of disability insurance premiums; and (c) $4,595 of 401(k) contributions.

Compensation Arrangements for Named Executive Officers

Douglas McCrosson

During 2020, Mr. McCrosson’s base salary was $365,761. He was entitled to receive a non-discretionary performance based cash bonus equal to 60% of his base salary upon the attainment of Company growth targets measured by the Company’s ending cash balance at December 31, 2020, amount of accounts payable delinquency at December 31, 2020, book to bill ratio, and full-year earnings per share. Mr. McCrosson and the Compensation and Human Resources Committee agreed that Mr. McCrosson would forego $224,457 of short-term incentive cash bonus that Mr. McCrosson earned for 2020 in consideration of the recent decline in the Company’s stock price and the challenges the Company was facing due to, among other things, economic conditions and uncertainties resulting from the COVID-19 pandemic. In addition, during 2020, Mr. McCrosson was awarded an aggregate of 42,009 shares of restricted stock (with a fair market value on the date of grant of $138,633) pursuant to the Company’s 2016 long-term incentive plan. The shares of restricted stock vest on a four year schedule, as follows: 50% of the shares are subject to time-based vesting, and vest in four equal annual installments on the day after the filing of the Company’s Annual Report on Form 10-K each year; the remaining 50% of the shares are subject to performance based vesting, and vest upon the achievement of all Company financial performative-metric thresholds for each fiscal year as identified by our Compensation and Human Resources Committee. The fiscal 2020 metrics were growth targets measured by accounts payable delinquency, the ratio of bank debt to cash, and 2020 net profit. The 2020 performance-based vesting metrics were not all met and, therefore, Mr. McCrosson forfeited an aggregate of 89,056 shares of restricted stock, representing the performance-based portion of the restricted stock granted in 2021, 2020, 2019, 2018, 2017 and 2016.

During 2021, Mr. McCrosson’s base salary was $374,905. On March 8, 2022, Mr. McCrosson’s employment was terminated by the Company other than for cause, as defined in a Severance and Change in Control Agreement he entered into with us in 2016. Under the terms of his Severance and Change in Control Agreement, Mr. McCrosson is being paid continued salary for 18 months following the termination of his employment and all of his unvested equity awards were forfeited. No cash bonuses or other amounts were paid or are payable to Mr. McCrosson in connection with the termination of his employment. Pursuant to the Severance and Change in Control Agreement, Mr. McCrosson is prohibited from disclosing confidential information and he has agreed not to compete with us without our consent for 18 months following the termination of his employment, so long as we make severance pursuant to the agreement.

Andrew Davis

Mr. Davis joined the Company in May 2021. During 2021, Mr. Davis’s base salary was $300,000 and he was entitled to receive a non-discretionary performance-based cash bonus equal to 40% of his base salary upon the attainment of Company growth targets determined by the Company’s Chief Executive Officer. In addition, during 2021 Mr. Davis was awarded an aggregate of 28,916 shares of restricted stock (with a fair market value on the date of grant of $120,001) pursuant to the Company’s 2016 long-term incentive plan. The shares of restricted stock vest on a four year schedule, as follows: 50% of the shares are subject to time-based vesting, and vest in four equal annual installments on the day after the filing of the Company’s Annual Report on Form 10-K each year; the remaining 50% of the shares are subject to performance based vesting, and vest upon the achievement of all Company financial performative-metric thresholds for each fiscal year as identified by our Compensation and Human Resources Committee. The fiscal 2021 metrics were targets measured by accounts payable delinquency, amount of bank debt minus cash and 2021 net profit. Mr. Davis’s forfeited an aggregate of 3,615 shares of restricted stock, representing the performance-based portion of the restricted stock granted in 2021.

In 2021, Mr. Davis entered into a Severance and Change in Control Agreement with us, the details of which are outlined below under the heading “Payments upon Termination or Change in Control.” Pursuant to the Severance and Change in Control Agreement, Mr. Davis is prohibited from disclosing confidential information and he has agreed not to compete with us without our consent during the term of employment and for 12 months thereafter, so long as we make severance payments pursuant to the agreement.

Kenneth Hauser

During 2020, Mr. Hauser’s base salary was $230,000 and he was entitled to receive a non-discretionary performance based cash bonus equal to 35% of his base salary upon the attainment of Company growth targets determined by the Company’s Chief Executive Officer. In addition, during 2020, Mr. Hauser was awarded an aggregate of 12,222 shares of restricted stock (with a fair market value on the date of grant of $40,333) pursuant to the Company’s 2016 long-term incentive plan. The shares of restricted stock vest on a four year schedule, as follows: 50% of the shares are subject to time-based vesting, and vest in four equal annual installments on the day after the filing of the Company’s Annual Report on Form 10-K each year; the remaining 50% of the shares are subject to performance based vesting, and vest upon the achievement of all Company financial performative-metric thresholds for each fiscal year as identified by our Compensation and Human Resources Committee. The fiscal 2020 metrics were growth targets measured by accounts payable delinquency, the ratio of bank debt to cash, and 2020 net profit. The 2020 performance-based vesting metrics were not all met and, therefore, Mr. Hauser forfeited an aggregate of 14,195 shares of restricted stock, representing the performance-based portion of the restricted stock granted in 2020, 2019, 2018, 2017 and 2016.

During 2021, Mr. Hauser’s base salary was $230,000 and he was entitled to receive a non-discretionary performance-based cash bonus equal to 35% of his base salary upon the attainment of Company growth targets determined by the Company’s Chief Executive Officer. In addition, during 2021, Mr. Hauser was awarded an aggregate of 18,986 shares of restricted stock (with a fair market value on the date of grant of $80,501) pursuant to the Company’s 2016 long-term incentive plan. The shares of restricted stock vest on a four year schedule, as follows: 50% of the shares are subject to time-based vesting, and vest in four equal annual installments on the day after the filing of the Company’s Annual Report on Form 10-K each year; the remaining 50% of the shares are subject to performance based vesting, and vest upon the achievement of all Company financial performative-metric thresholds for each fiscal year as identified by our Compensation and Human Resources Committee. The fiscal 2021 metrics were growth targets measured by accounts payable delinquency, amount of bank debt minus cash, and 2021 net profit. The 2021 performance-based vesting metrics were not all met and, therefore, Mr. Hauser forfeited an aggregate of 19,982 shares of restricted stock, representing the performance-based portion of the restricted stock granted in 2021, 2020, 2019, 2018, 2017 and 2016.

On October 20, 2022, Mr. Hauser voluntarily terminated his employment with the Company.

Outstanding Equity Awards at Fiscal Year-End

The following tables summarize the outstanding stock awards as of December 31, 2021 for each Named Executive Officer.

Stock Awards
Grant Date	Number of Shares of Stock Unvested (#)(1)	Equity Incentive Plan Awards: Number of Unearned Shares (#)(2)	Market Value of Shares Unvested ($)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares ($)(3)
Douglas McCrosson – Former Chief Executive Officer
3/1/2017	—	17,294	—	47,213
3/20/2018	8,314	12,468	22,697	34,038
4/2/2019	21,004	10,502	57,341	28,670
8/27/2020	31,506	5,251	86,011	14,335
4/21/2021	64,698	—	176,626	—

Andrew Davis – Chief Financial Officer
5/12/2021	28,916	—	78,941	—

Kenneth Hauser – Former Sr. Vice President of Operations
3/1/2017	—	3,440	—	9,391
3/20/2018	1,648	2,469	4,499	6,740
4/2/2019	4,243	2,122	11,583	5,793
8/27/2020	9,166	1,528	25,023	4,171
4/21/2021	18,986	—	51,832	—

(1)Reflects shares of restricted stock granted pursuant to the Company’s 2016 long-term incentive plan which have yet to vest. The shares of restricted stock vest on a four year schedule, as follows: 50% of the shares are subject to time-based vesting, and vest in four equal annual installments on the day after the filing of the Company’s Annual Report on Form 10-K each year; the remaining 50% of the shares are subject to performance-based vesting, and vest upon the achievement of all Company financial performative-metric thresholds for each fiscal year as identified by our Compensation and Human Resources Committee. The fiscal 2016 metrics were targets measured by EBITDA and revenue, the fiscal 2017 metrics were targets measured by revenue and year-end inventory, the fiscal 2018 metrics were targets measured by backlog, revenue, and year-end inventory, the fiscal 2019 metrics were targets measured by measured by revenue, pre-tax income, and cash flow from operations, the fiscal 2020 metrics were targets measured by accounts payable delinquency, the ratio of bank debt to cash, and 2020 net profit, and the fiscal 2021 metrics were measured by accounts payable delinquency, bank debt minus cash and 2021 net profit.

(2)Reflects shares of restricted stock granted pursuant to the Company’s 2016 long-term incentive plan which were forfeited in 2017, 2018, 2019, 2020 and 2021 and shares of restricted stock withheld to satisfy tax obligations. Does not include shares of restricted stock granted pursuant to the Company’s 2016 long-term incentive plan which were forfeited in 2022 (as such shares had not been forfeited as of December 31, 2021).

(3)Calculated using the closing price per share of the Company’s common stock on the last day of fiscal year 2021.

Pension Benefits

Other than our 401(k) plan, we do not maintain any other plan that provides for payments or other benefits at, following, or in connection with retirement.

Payments Upon Termination or Change in Control

On March 8, 2022, Mr. McCrosson’s employment was terminated by the Company other than for cause, as defined in his Severance and Change in Control Agreement. Under the terms of his Severance and Change in Control Agreement, Mr. McCrosson is being paid continued salary for 18 months following the termination of his employment. No cash bonuses or other amounts were paid or are payable to Mr. McCrosson in connection with the termination of his employment.

The Severance and Change in Control agreement with Mr. Davis provides for payments and additional benefits upon termination of employment, depending on the circumstances of the termination.

•Termination without cause. If employment is terminated by the Company other than for cause, as defined in his Severance and Change in Control Agreement, then he is entitled to (x) continued salary for 12 months, (y) any earned cash bonus not yet paid for the fiscal year most recently ended prior to the date of termination, and (z) a prorated cash bonus calculated using the cash bonus amount earned for the year most recently ended prior to the date of termination. A non-competition provision will apply for as long as severance payments are being paid. Any unvested restricted stock will be forfeited, and any unexercised options will expire.

•Termination for cause, or if Mr. Davis quits. If Mr. Davis voluntarily terminates his employment, or if the Company terminates his employment for cause, he is not entitled to any severance payments and is not bound by a non-compete clause, however he is still bound by any confidentially and non-disparagement duties. Any unvested restricted stock will be forfeited and any unexercised options will expire.

•Termination for disability. If Mr. Davis is terminated because of a disability, as defined in his Severance and Change in Control agreement, then he will receive severance as if he had been terminated without cause.

•Termination following a change in control. If the employment of Mr. Davis is terminated within 18 months following a change in control by the Company other than for cause or disability or by him for good reason (all such terms as defined in his Severance and Change in Control Agreement), he is entitled to (i) his base salary earned through the date of termination, (ii) any earned cash bonus not yet paid for the fiscal year most recently ended prior to the date of termination, and (iii) a prorated portion of his annual cash bonus for the portion of the year he worked, assuming all applicable targets had been met. In addition, he will be entitled to a change in control payment in an amount equal to one and one-half times his base salary for the fiscal year most recently ended prior to the date of termination. Upon any change in control, all his outstanding stock options and restricted stock will vest immediately. Health insurance and other fringe benefits will continue for a period of six months after termination.

The following table summarizes the amounts payable upon termination of employment of Mr. Davis, assuming termination occurred on December 31, 2021, under his Severance and Change in Control Agreement. For purposes of presenting amounts payable over a period of time (e.g., salary continuation), the amounts are shown as a single total but not as a present value (the single sum does not reflect any discount). To the extent the termination accelerates vesting of equity awards, the value presented below is based upon the Company’s stock price as of December 31, 2021, and assumes the achievement of all applicable performance benefits.

Potential Termination Payments

Name	Disability		By Company for Cause		By Company without Cause		Change in Control
	Cash ($)	Equity ($)	Cash ($)	Equity ($)	Cash ($)	Equity ($)	Cash ($)	Equity ($)
Andrew Davis	370,200	—	—	—	370,200	—	450,000	78,941

Equity Award Plans

Long-term equity incentives are an important component of compensation and are designed to align the interests of our executive officers and directors who receive long-term equity awards with the Company’s long-term performance and to increase shareholder value. The Company has awarded long-term incentive compensation pursuant to two plans:

2016 Long-Term Incentive Plan. The 2016 Long-Term Incentive Plan, as amended, authorizes the grant of 1,400,000 shares of our common stock, which may be granted in the form of stock options, stock appreciation rights, restricted stock, deferred stock, stock reload options, and other stock-based awards, to employees, officers, directors, and consultants of the Company. As of December 31, 2021, we have granted 927,319 shares under this plan and 472,681 shares remained available for grant under this plan.

Performance Equity Plan 2009. The Performance Equity Plan 2009 authorizes the grant of 500,000 stock options, stock appreciation rights, restricted stock, deferred stock, stock reload options, and other stock-based awards. As of December 31, 2021, we had granted 497,636 shares under this plan and 2,364 shares remained available for grant.

Equity Compensation Plan Information

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted- average exercise price of outstanding options, warrants, and rights ($)	Number of securities remaining available for future issuance under equity compensation plans(1)
Equity compensation plans approved by shareholders	—	—	475,045
Equity compensation plans not approved by shareholders	—	—	—
Total	—	—	475,045

Compensation of Directors

Directors who are employees of the Company do not receive separate compensation for their service as a director. Our non-executive directors receive a mix of cash compensation and stock compensation for their service to our Company. Each year, our Compensation and Human Resources Committee determines the total amount of non-executive director compensation, as well as the allocation among cash and stock compensation, and takes into consideration, among other things, the Company’s performance relative to its guidance, the extent to which director compensation aligns the interests of our directors with the interests of our shareholders, compensation awarded to directors of similarly sized companies in our industry, and past practices. Our Compensation and Human Resources Committee is also tasked with reviewing the annual compensation paid to non-executive directors and making recommendations to our board of directors for any adjustments deemed necessary as a result of their review. Our board of directors has determined that the following structure would properly incentivize non-executive directors and adequately recognize the additional work performed by board committee chairs: Chairman of the Board, $200,000; Chair of each of the Audit and Finance Committee and Strategic Planning Committee, $140,000 each; Chair of the Compensation and Human Resources Committee, $125,000; Chair of the Nominating and Corporate Governance Committee, $120,000; and all other non-executive directors, $100,000 each. The Chair of the Oversight Committee is paid $96,000 in cash for such role. In August 2020, our board of directors created the position of Non-Executive Vice Chairperson of the Board and set the compensation for such role at $165,000.

The following table summarizes the compensation of our non-executive directors for the year ended December 31, 2021.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Carey Bond	146,000	104,171	250,171
Richard Caswell	56,000	88,390	144,390
Michael Faber	48,000	75,760	123,760
Walter Paulick	40,000	63,134	103,134
Eric Rosenfeld	56,000	88,390	144,390
Terry Stinson	80,000	126,268	206,268

(1)Represents stock awarded to directors during 2021 in the form of RSUs, all of which had vested by December 31, 2021. The Company accounts for compensation expense associated with RSUs based on the fair value of the units on the date of grant.

Non-Employee Director Stock Ownership Policy

In order to align the long-term interests of non-employee directors with our shareholders, our board of directors has adopted a stock ownership policy for non-employee directors. The policy provides that within five years of joining the board, non-employee directors are expected to own shares of Company common stock equal to five times the then cash portion of the annual non-employee director’s compensation.

Certain Relationships and Related-Party Transactions

Related-Party Policy.

Our Code of Ethics requires us to avoid, wherever possible, all related-party transactions that could result in actual or potential conflicts of interest, except under guidelines approved by our board of directors (or our Audit and Finance Committee). SEC rules generally define related-party transactions as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of our common stock, or (c) immediate family member of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

Our Audit and Finance Committee, pursuant to its written charter, is responsible for reviewing and approving related-party transactions to the extent we enter into such transactions. Our Audit and Finance Committee considers all relevant factors when determining whether to approve a related-party transaction, including whether the related-party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related-party’s interest in the transaction. No director may participate in the approval of any transaction in which he or she is a related-party, but that director is required to provide our Audit and Finance Committee with all material information concerning the transaction. Additionally, we require each of our directors and executive officers to complete a directors’ and officers’ questionnaire annually that elicits information about related-party transactions. These procedures are intended to determine whether any such related-party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee, or officer.

Related-Party Transactions.

There were no related-party transactions during the year ended December 31, 2021.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table and accompanying footnotes below set forth certain information as of October 20, 2022, with respect to the ownership of our common stock by:

•each person or group who beneficially owns more than 5% of our common stock;

•each of our directors and our director nominees;

•each of our Named Executive Officers; and

•all of our directors and executive officers as a group.

A person is deemed to be the beneficial owner of securities that can be acquired by the person within 60 days from the October 20, 2022 Annual Meeting record date.

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned(2)		Percent of Class(3)
Directors and Named Executive Officers:
Douglas McCrosson	58,927		*
Dorith Hakim	18,588	(4)	*
Andrew Davis	25,301	(5)	*
Kenneth Hauser	42,455	(6)	*
Carey Bond	95,120		*
Richard Caswell	58,461		*
Michael Faber	88,307		*
Walter Paulick	96,969		*
Eric Rosenfeld	813,117	(7)	6.6%
Terry Stinson	156,037		1.3%
All current directors and named executive officers as a group (ten persons)	1,453,282		11.7%
Greater Than Five Percent Holders:
Royce & Associates, LP	886,459	(8)	7.2%
Globis Capital Partners, L.P.	1,265,770	(9)	10.2%
John Curtis Rudolf	770,900	(10)	6.2%

* Less than 1%

(1)Unless otherwise noted, the business address of each of the following persons is c/o CPI Aerostructures, Inc., 91 Heartland Blvd., Edgewood, New York 11717, except that the current business address of Douglas McCrosson is not known by the Company.

(2)Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all common stock beneficially owned by them, subject to community property laws, where applicable. With respect to our named executive officers, this includes both time-based and performance-based restricted stock awards that are forfeitable until the vesting date or performance certification date, as applicable. It does not include portions of restricted stock awards which have been forfeited. With respect to our non-executive directors, this includes vested time-based restricted stock units (“RSUs”). RSUs are granted yearly and vest quarterly. Such shares of restricted stock and such RSUs are included herein because they may be deemed to be beneficially owned under Rule 13d-3 promulgated under the Exchange Act.

(3)As of October 20, 2022, there were 12,383,427 shares of our common stock issued and outstanding. Each person beneficially owns a percentage of our outstanding common stock equal to a fraction, the numerator of which is the number shares of our common stock held by such person plus the number of shares of our common stock that such person can acquire within 60 days of October 20, 2022 upon the vesting of RSUs, if applicable and the denominator of which is 12,383,427, which is equal to the number of shares of our common stock issued and outstanding as of October 20, 2022 plus the number of shares of our common stock such person can so acquire during such 60-day period.

(4)Reflects an aggregate of 18,588 shares subject to time-based or performance-based vesting.

(5)Reflects an aggregate of 25,301 shares subject to time-based or performance-based vesting.

(6)Includes an aggregate of 28,256 shares subject to time-based or performance-based vesting.

(7)Represents 302,847 shares of common stock owned individually and 510,270 shares of common stock held by Crescendo Partners II, L.P. Series L (“Crescendo Partners II”). Mr. Rosenfeld is the senior managing member of the sole general partner of Crescendo Partners II. Mr. Rosenfeld disclaims beneficial ownership of the shares held by Crescendo Partners II, except to the extent of his pecuniary interest therein.

(8)Royce & Associates LP has sole voting and dispositive power with respect to such shares. The business address of Royce & Associates, LP is 745 Fifth Avenue, New York, NY 10151. Information is derived from a Schedule 13G/A filed with the SEC on January 14, 2022.

(9)Globis Capital Advisors, L.L.C, Globis Capital Management, L.P., Globis Capital, L.L.C. and Paul Packer share voting and dispositive power with respect to such shares. The business address of each of the reporting persons is 7100 W. Camino Real, Suite 302-48, Boca Raton, FL 33433. Information is derived from a Schedule 13G/A filed by Globis Capital Partners, L.P. with the SEC on September 20, 2022.

(10)Mr. Rudolf has sole voting and dispositive power with respect to such shares. Mr. Rudolf’s address is 9831 N. Easy Street, Hayden Lake, ID 83835. Information is derived from a Schedule 13G filed with the SEC on October 20, 2022.

SOLICITATION OF PROXIES

Your proxy is being solicited on behalf of our board of directors and we are bearing the cost of this solicitation. In addition to the use of the mails and the internet, proxies may be solicited personally or by email or telephone using the services of directors, officers, and regular employees at nominal cost. Banks, brokerage firms, and other custodians, nominees, and fiduciaries will be reimbursed by us for expenses incurred in sending proxy material to beneficial owners of our common stock. We have retained MacKenzie Partners, Inc. (“MacKenzie”) to assist in the solicitation of proxies for the Annual Meeting. We will pay MacKenzie a fee of $6,500 plus reimbursement for reasonable out-of-pocket expenses.

2023 ANNUAL MEETING SHAREHOLDER PROPOSALS AND NOMINATIONS

We intend to hold the 2023 annual meeting of shareholders on or about June 14, 2023. In order for any shareholder proposal to be presented at the 2023 annual meeting or to be eligible for inclusion in our proxy statement for such meeting pursuant to Rule 14a-8 under the Exchange Act, we must receive the shareholder proposal at our principal executive offices by February 15, 2023. Proposals received after such date, will be considered untimely. Each proposal should include the exact language of the proposal, a brief description of the matter and the reasons for the proposal, the name and address of the shareholder making the proposal and the disclosure of that shareholder’s number of shares of common stock owned, length of ownership of the shares, a representation that the shareholder will continue to own the shares through the shareholder meeting, a statement of the shareholder’s intention to appear in person or by proxy at the shareholder meeting, the and material interest, if any, in the matter being proposed.

Shareholders who wish to recommend to our Nominating and Corporate Governance Committee a candidate for election to our board of directors must send the recommendation to CPI Aerostructures, Inc., 91 Heartland Boulevard, Edgewood, New York 11717, Attention: Nominating and Corporate Governance Committee, by January 3, 2023. The corporate secretary will promptly forward all such letters to the members of our Nominating and Corporate Governance Committee. Shareholders must follow certain procedures to recommend to our Nominating and Corporate Governance Committee candidates for election as directors, in addition to the procedures for other shareholder proposals, detailed above.

The recommendation must contain the following information about the candidate:

•Name and age;

•Current business and residence addresses and telephone numbers, as well as residence addresses for the past 20 years;

•Principal occupation or employment and employment history (name and address of employer and job title) for the past 10 years (or such shorter period as the candidate has been in the workforce);

•Educational background;

•Permission for the Company to conduct a background investigation, including the right to obtain education, employment and credit information;

•The number of shares of common stock of the Company beneficially owned by the candidate;

•The information that would be required to be disclosed by the Company about the candidate under the rules of the SEC in a proxy statement soliciting proxies for the election of such candidate as a director (which currently includes information required by Items 401, 404 and 405 of Regulation S-K promulgated under the Exchange Act); and

•A signed consent of the nominee to serve as a director of the Company, if elected.

OTHER SHAREHOLDER COMMUNICATIONS WITH OUR BOARD OF DIRECTORS

Our board of directors provides a process for shareholders and interested parties to send communications to the board of directors. Shareholders and interested parties may communicate with our board of directors, any committee chairperson or the non-management directors as a group by writing to the board or committee chairperson in care of CPI Aerostructures, Inc., 91 Heartland Blvd., Edgewood, New York 11717. Each communication will be forwarded, depending on the subject matter, to the board of directors, the appropriate committee chairperson or all non-management directors.

DISCRETIONARY VOTING OF PROXIES

Pursuant to Rule 14a-4 promulgated by the SEC, shareholders are advised that our management will be permitted to exercise discretionary voting authority under proxies it solicits and obtains for the Annual Meeting with respect to any proposal presented by a shareholder at the meeting, without any discussion of the proposal in our proxy statement for the meeting, unless we received notice of such proposal at our principal office in Edgewood, New York, prior to October 16, 2022.

OTHER MATTERS

Our board of directors knows of no matter that will be presented for consideration at the Annual Meeting other than the matters referred to in this proxy statement. Should any other matter properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the proxy in accordance with their best judgment.

By Order of the Board of Directors

Dorith Hakim, Chief Executive Officer
Edgewood, New York
October 25, 2022

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK  ★ ★ ★  EASY

IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

CPI AEROSTRUCTURES, INC.	Your internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the internet or by telephone must be received by 11:59 p.m., Eastern Time, on December 12, 2022.

INTERNET/MOBILE – www.cstproxyvote.com Use the internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲	FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED	▲

PROXY	Please mark your votes like this	X
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR LISTED HEREIN AND “FOR” PROPOSALS 2 AND 3.

1.	Election of the following directors:

WITHHOLD
		FOR	AUTHORITY
		Nominee	for nominee
(1)	Carey Bond	☐	☐

(2)	Michael Faber	☐	☐

(3)	Dorith Hakim	☐	☐

2.	Advisory approval of the compensation of the Company’s Named Executive Officers (“Say on Pay”).	FOR ☐	AGAINST ☐	ABSTAIN ☐
3.	Ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Mark here if you plan to attend the meeting.	☐

CONTROL NUMBER

Signature_______________________________ Signature, if held jointly______________________________ Date____________, 2022

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Internet Availability of Proxy
Materials for the Annual Meeting of Shareholders

The 2022 Proxy Statement and the 2021 Annual Report to
Shareholders are available at:
https://www.cstproxy.com/cpiaero/2022

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

CPI AEROSTRUCTURES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON DECEMBER 13, 2022

The undersigned shareholder(s) of CPI AEROSTRUCTURES, INC., a New York corporation (“Company”), hereby appoint(s) Terry Stinson and Richard Caswell, or either of them, with full power of substitution and to act without the other, as the agents, attorneys and proxies of the undersigned, to vote the shares standing in the name of the undersigned at the Company’s Annual Meeting of Shareholders to be held on December 13, 2022 and at all adjournments thereof. This proxy will be voted in accordance with the instructions given below. If no instructions are given, this proxy will be voted FOR election of all of the director nominees, FOR the Say on Pay Proposal, and FOR the ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm.

(Continued, and to be marked, dated and signed, on the other side)